Exhibit 23(b)










                       CONSENT OF INDEPENDENT
                    CERTIFIED PUBLIC ACCOUNTANTS


Omnicare, Inc.
Cincinnati, Ohio


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration
Statement on Form S-3 of our report dated July 29, 1994, relating to the combined financial statements of Evergreen
Pharmaceutical, Inc. and Evergreen Pharmaceutical East,
Inc. for the year ended December 31, 1993 appearing in the Company's 1995 Annual Report on Form 10-K.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.



/s/ BDO Seidman, LLP
Seattle, Washington
June 5, 1996